News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2022 Fourth Quarter and Year End Financial Results

Company to Host Conference Call at 8:30 AM ET on Thursday, March 9, 2023

Troy, MI, March 8, 2023 – Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights (compared to the prior year period)

•
Gross written premium increased 4.6% to $34.5 million
•
Net earned premiums decreased 11.3% to $23.2 million
•
Expense ratio was 37.2% (420bps improvement from Q4 2021)
•
Net income of $2.1 million, or $0.17 per share, based on 12.2 million weighted average shares outstanding

Year End 2022 Financial Highlights (compared to the prior year period)

•
Gross written premium increased 4.5% to $138.0 million
•
Net earned premium decreased 2.1% to $96.7 million
•
Expense ratio down 400bps to 38.4%

Management Comments

James Petcoff, Executive Chairman and Co-CEO, commented, “Following the execution of a Loss Portfolio Transfer Agreement specific to accident years 2019 and prior, plus continued additional investments to bolster our general reserves, we are better positioned than ever to address the legacy reserve drag that had been hampering our financial results. Our refined focus on our best performing specialty verticals, in combination with our moves to strengthen overall reserves, should lead to near term and sustainable profitability.”

Conifer Holdings, Inc. March 8, 2023	Page 2

2022 Fourth Quarter Financial Results Overview

	At and for the Three Months Ended December 31,			At and for the Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$34,549	$33,037	4.6%	$138,019	$132,095	4.5%
Net written premiums	22,252	22,345	-0.4%	91,232	101,429	-10.1%
Net earned premiums	23,222	26,188	-11.3%	96,711	98,802	-2.1%

Net investment income	1,112	419	165.4%	3,043	1,968	54.6%
Net realized investment gains (losses)	—	(1,005)	**	(1,505)	2,878	**
Change in fair value of equity investments	(43)	1,214	**	403	(2,020)	**
Gain from VSRM Transaction	8,810	—	**	8,810	—	**
Other gains (losses)	(1)	(24)	**	59	11,664	**
Loss portfolio transfer (loss)	(5,400)	—	**	(5,400)	—	**

Net income (loss)	2,111	(801)	**	(10,681)	(1,094)	**
Net income (loss) per share, diluted	$0.17	$(0.08)		$(1.00)	$(0.11)

Adjusted operating income (loss)*	(1,255)	(986)	**	(13,048)	(13,616)	**
Adjusted operating income (loss) per share, diluted*	$(0.10)	$(0.10)	**	$(1.22)	$(1.40)	**

Book value per common share outstanding	$1.55	$4.17		$1.55	$4.17

Weighted average shares outstanding, basic and diluted	12,215,479	9,707,203		10,692,090	9,691,998

Underwriting ratios:
Loss ratio (1)	105.2%	62.5%		83.9%	70.5%
Expense ratio (2)	37.2%	41.4%		38.4%	42.4%
Combined ratio (3)	142.4%	103.9%		122.3%	112.9%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1)
The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income from underwriting operations.
(2)
The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and other underwriting expenses to net earned premiums and other income from underwriting operations.
(3)
The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

Conifer Holdings, Inc. March 8, 2023	Page 3

2022 Fourth Quarter Premiums

Gross Written Premiums

Gross written premiums increased 4.6% in the fourth quarter of 2022 to $34.5 million, compared to $33.0 million in the prior year period. The overall premium increase was achieved through a combination of rate increases and continued emphasis on growth in specialty lines, specifically in the Company’s small business programs, $23.2 million in the quarter, up 6% from Q4 2021. Further supporting this increase, the Company saw continued growth in personal lines, driven by its low-value dwelling line of business.

Net Earned Premiums

Net earned premiums decreased 11.3% to $23.2 million for the fourth quarter of 2022, compared to $26.2 million for the prior year period. The decrease was due to the new specific loss reinsurance treaties that were entered into December 31, 2021 and January 1, 2022, which included 40% ceding commissions. For the year, net earned premium was down slightly at 2.1%. Despite this decrease, the Company continued to drive sustained expense ratio improvement through vigilant expense management.

Conifer Holdings, Inc. March 8, 2023	Page 4

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
	(dollars in thousands)

Gross written premiums	$28,571	$29,058	-1.7%	$116,868	$117,075	-0.2%
Net written premiums	16,862	18,622	-9.5%	72,318	87,307	-17.2%
Net earned premiums	18,726	22,890	-18.2%	80,823	87,759	-7.9%

Underwriting ratios:
Loss ratio	111.3%	66.6%		87.3%	72.6%
Expense ratio	37.6%	41.3%		37.9%	42.4%
Combined ratio	148.9%	107.9%		125.2%	115.0%

Contribution to combined ratio from net (favorable) adverse prior year development	32.6%	16.4%		29.4%	21.0%

Accident year combined ratio (1)	116.3%	91.5%		95.8%	94.0%

Loss ratio excluding Hurricane Ian	94.5%	66.6%		83.6%	72.6%
Expense ratio excluding Hurricane Ian	34.8%	41.3%		37.2%	42.4%
Combined ratio excluding Hurricane Ian	129.3%	107.9%		120.8%	115.0%

Accident year loss ratio excluding Hurricane Ian	64.4%	50.2%		54.7%	51.6%

Accident year combined ratio excluding Hurricane Ian	99.2%	91.5%		91.9%	94.0%

(1)
The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company’s commercial lines of business represented 82.7% of total gross written premium in the fourth quarter of 2022. Looking forward: the Company has re-underwritten its book to focus on select key verticals in select specialty markets where the Company has deep underwriting knowledge and experience, strong agent relationships, and runway for growth.

Commercial lines gross written premium decreased 1.7% in the fourth quarter of 2022 to $28.6 million, as the Company began narrowing its focus to write only the most profitable specialty lines.

Conifer Holdings, Inc. March 8, 2023	Page 5

The Commercial lines combined ratio was 148.9% for the three months ended December 31, 2022. The loss ratio was 111.3% in the quarter, due in large part to the impact of Hurricane Ian, as well as additional reserve bolstering in the period. Excluding the impact of Hurricane Ian, the loss ratio for the period drops to 94.5%, and considering the reserve impact in the quarter, the accident year loss ratio nets down to 64.4%.

The expense ratio was 37.6% for the fourth quarter of 2022, marking continued improvement from 41.3% during the prior year period.

The Company booked through the required loss corridor of the LPT purchased in Q4 2022, such that the Company expects minimal to no additional anticipated reserve impact for accident years 2019 and prior.

In the fourth quarter, excluding the impact of Hurricane Ian, the Commercial lines accident year combined ratio was 99.2%.

Conifer Holdings, Inc. March 8, 2023	Page 6

Personal Lines Financial and Operational Review

Personal Lines Financial Review

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
	(dollars in thousands)

Gross written premiums	$5,978	$3,979	50.2%	$21,151	$15,020	40.8%
Net written premiums	5,390	3,723	44.8%	18,914	14,122	33.9%
Net earned premiums	4,496	3,298	36.3%	15,888	11,043	43.9%

Underwriting ratios:
Loss ratio	79.7%	34.2%		66.9%	53.6%
Expense ratio	35.5%	42.4%		41.0%	41.7%
Combined ratio	115.2%	76.6%		107.9%	95.3%

Contribution to combined ratio from net (favorable) adverse prior year development	(0.5)%	0.9%		2.6%	8.6%

Accident year combined ratio	115.7%	75.7%		105.3%	86.7%

Loss ratio excluding Hurricane Ian	72.5%	34.2%		64.8%	53.6%
Expense ratio excluding Hurricane Ian	35.3%	42.4%		40.9%	41.7%
Combined ratio excluding Hurricane Ian	107.8%	76.6%		105.7%	95.3%

Accident year loss ratio excluding Hurricane Ian	73.0%	33.3%		62.2%	45.0%

Accident year combined ratio excluding Hurricane Ian	108.3%	75.7%		103.1%	86.7%

Personal lines, representing 17.3% of total gross written premium for the fourth quarter of 2022, consists largely of low-value dwelling homeowner’s insurance.

Personal lines gross written premium increased 50.2% to $6.0 million in the fourth quarter of 2022 compared to the prior year period, led by growth in the Company’s low-value dwelling line of business in Texas and Oklahoma.

Personal lines combined ratio was 115.2% for the three months ended December 31, 2022; excluding the impact of Hurricane Ian, the combined ratio was 107.8%. For the full year 2022, the personal lines combined ratio was 107.9%; excluding the impact of Hurricane Ian, it was 105.7%. Personal

Conifer Holdings, Inc. March 8, 2023	Page 7

Lines experienced a few more severe fire losses in 2022 than the recent historical averages which added to the loss ratio.

The personal lines accident year combined ratio, excluding Hurricane Ian, was 108.3% for the fourth quarter of 2022; for the twelve months, the accident year combined ratio was 103.1% excluding the impact of Hurricane Ian.

Conifer Holdings, Inc. March 8, 2023	Page 8

Combined Ratio Analysis

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Underwriting ratios:
Loss ratio	105.2%	62.5%	83.9%	70.5%
Expense ratio	37.2%	41.4%	38.4%	42.4%
Combined ratio	142.4%	103.9%	122.3%	112.9%

Contribution to combined ratio from net (favorable)
adverse prior year development	26.2%	14.5%	25.0%	19.6%

Accident year combined ratio	116.2%	89.4%	97.3%	93.3%

Loss ratio excluding Hurricane Ian	90.5%	62.5%	80.6%	70.5%
Expense ratio excluding Hurricane Ian	34.9%	41.4%	37.8%	42.4%
Combined ratio excluding Hurricane Ian	125.4%	103.9%	118.4%	112.9%

Accident year loss ratio
excluding Hurricane Ian	65.9%	48.0%	55.9%	50.9%

Accident year combined ratio
excluding Hurricane Ian	100.8%	89.4%	93.7%	93.3%

Combined Ratio:

The Company's combined ratio was 142.4% for the quarter ended December 31, 2022, due largely to the combined impact of Hurricane Ian and additional reserve bolstering. The combined ratio was 122.3% for the year ended December 31, 2022. The Company’s accident year combined ratio for the twelve-month period was 97.3%; excluding the impact of Hurricane Ian, the accident year combined ratio for the full year was 93.7%.

Loss Ratio:

The Company’s losses and loss adjustment expenses were $24.5 million for the three months ended December 31, 2022. The accident year loss ratio, excluding the impact of Hurricane Ian, was 55.9% for the full year 2022, which aligns with the Company’s target loss ratio in its select specialty lines of business.

Expense Ratio:

Improvements continue, due to the Company’s emphasis on expense management: the expense ratio for the fourth quarter of 2022 was 37.2%, down from 41.4% in the prior year period. For the full year 2022, the expense ratio improved 400 basis points to 38.4%

Conifer Holdings, Inc. March 8, 2023	Page 9

Net Investment Income

Net investment income was $1.1 million during the quarter ended December 31, 2022, compared to $419,000 in the prior year period. For the full year 2022, net investment income was $3.0 million, up from $2.0 million for the full year 2021.

Net Realized Investment Gains (Losses)

Net realized investment gains were flat during the fourth quarter of 2022, compared to net realized investment losses of $1.0 million in the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a small loss from the change in fair value of equity investments of $43,000, compared to a gain of $1.2 million in the prior year period. For the full year 2022, the Company reported a gain of $403,000, compared to a $2.0 million loss in 2021.

Net Income (Loss)

The Company reported net income of $2.1 million, or $0.17 per share, for the fourth quarter of 2022; an improvement compared to a net loss of $801,000, or $0.08 per share, in the prior year period.

Adjusted Operating Income (Loss)

In the fourth quarter of 2022, the Company reported an adjusted operating loss of $1.3 million, or $0.10 per share, compared to an adjusted operating loss of $986,000, or $0.10 per share, for the same period in 2021. See Definitions of Non-GAAP Measures.

Earnings Conference Call with Accompanying Slide Presentation

The Company will hold a conference call/webcast on Thursday, March 9, 2023 at 8:30 a.m. ET to discuss results for the fourth quarter and year ended December 31, 2022.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Webcast: On the Event Calendar at IR.CNFRH.com

Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international)

The webcast will be archived on the Conifer Holdings website and available for replay for at least one year.

About Conifer Holdings

Conifer Holdings, Inc. is a specialty insurance holding company, offering customized coverage solutions tailored to the needs of our insureds nationwide. Conifer is traded on the NASDAQ exchange under the symbol “CNFR”. Additional information is available on the Company’s website at www.CNFRH.com.

Conifer Holdings, Inc. March 8, 2023	Page 10

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding the after-tax amounts of: 1) net realized investment gains and losses, 2) change in fair value of equity securities, 3) gain from VSRM Transaction, 4) Loss portfolio transfer (loss) and 5) Other gains (losses). We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Reconciliations of adjusted operating income and adjusted operating income per share:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(dollar in thousands, except share and per share amounts)

Net income (loss)	$2,111	$(801)	$(10,681)	$(1,094)
Less:
Net realized investment gains (losses), net of tax	—	(1,005)	(1,505)	2,878
Change in fair value of equity securities, net of tax	(43)	1,214	403	(2,020)
Gain from VSRM Transaction, net of tax	8,810	—	8,810	—
Loss portfolio transfer (loss), net of tax	(5,400)	—	(5,400)	—
Other gains (losses), net of tax	(1)	(24)	59	11,664
Adjusted operating income (loss)	$(1,255)	$(986)	$(13,048)	$(13,616)

Weighted average common shares, diluted	12,215,479	9,707,203	10,692,090	9,691,998

Diluted income (loss) per common share:
Net income (loss)	$0.17	$(0.08)	$(1.00)	$(0.11)
Less:
Net realized investment gains (losses), net of tax	—	(0.10)	(0.14)	0.30
Change in fair value of equity securities, net of tax	(0.01)	0.12	0.04	(0.21)
Gain from VSRM Transaction, net of tax	0.72	—	0.82	—
Loss portfolio transfer (loss), net of tax	(0.44)	—	(0.51)	—
Other gains (losses), net of tax	—	—	0.01	1.20
Adjusted operating income (loss), per share	$(0.10)	$(0.10)	$(1.22)	$(1.40)

Conifer Holdings, Inc. March 8, 2023	Page 11

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 10, 2022 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Conifer Holdings, Inc. March 8, 2023	Page 12

Conifer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	December 31,	December 31,
	2022	2021
Assets	(Unaudited)
Investment securities:
Debt securities, at fair value (amortized cost of $127,119 and $150,732, respectively)	$110,201	$149,783

Equity securities, at fair value (cost of $1,905 and $10,972, respectively)	1,267	9,931
Short-term investments, at fair value	25,929	23,013
Total investments	137,397	182,727

Cash and cash equivalents	28,035	9,913
Premiums and agents' balances receivable, net	21,802	21,197
Receivable from Affiliate	1,261	5,784
Reinsurance recoverables on unpaid losses	82,651	40,344
Reinsurance recoverables on paid losses	6,653	1,347
Prepaid reinsurance premiums	16,399	8,301
Deferred policy acquisition costs	10,290	12,267
Other assets	7,862	8,524
Total assets	$312,350	$290,404

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$165,539	$139,085
Unearned premiums	67,887	65,269
Reinsurance premiums payable	6,144	5,318
Debt	33,876	33,564
Accounts payable and accrued expenses	19,954	6,665
Total liabilities	293,400	249,901

Commitments and contingencies	—	—

Shareholders' equity:
Common stock, no par value (100,000,000 shares authorized; 12,215,849 and 9,707,817 issued and outstanding, respectively)
	97,913	92,692
Accumulated deficit	(60,760)	(50,079)
Accumulated other comprehensive income (loss)	(18,203)	(2,110)
Total shareholders' equity	18,950	40,503
Total liabilities and shareholders' equity	$312,350	$290,404

Conifer Holdings, Inc. March 8, 2023	Page 13

Conifer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenue and Other Income
Premiums
Gross earned premiums	$34,454	$32,805	$135,401	$123,050
Ceded earned premiums	(11,232)	(6,617)	(38,690)	(24,248)
Net earned premiums	23,222	26,188	96,711	98,802
Net investment income	1,112	419	3,043	1,968
Net realized investment gains (losses)	—	(1,005)	(1,505)	2,878
Change in fair value of equity securities	(43)	1,214	403	(2,020)
Gain from VSRM Transaction	8,810	—	8,810	—
Loss portfolio transfer (loss)	(5,400)	—	(5,400)	—
Other gains (losses)	(1)	(24)	59	11,664
Other income	804	697	2,768	2,671
Total revenue and other income	28,504	27,489	104,889	115,963

Expenses
Losses and loss adjustment expenses, net	24,500	16,414	81,440	69,861
Policy acquisition costs	4,760	7,632	22,179	28,451
Operating expenses	5,779	3,741	18,789	16,509
Interest expense	755	698	2,971	2,852
Total expenses	35,794	28,485	125,379	117,673

Income (loss) before equity earnings in Affiliate and income taxes	(7,290)	(996)	(20,490)	(1,710)
Equity earnings in Affiliate, net of tax	-	212	368	824
Income tax expense (benefit)	(9,401)	17	(9,441)	208
Net income (loss)	2,111	(801)	(10,681)	(1,094)

Earnings (loss) per common share, basic and diluted	$0.17	$(0.08)	$(1.00)	$(0.11)

Weighted average common shares outstanding, basic and diluted	12,215,479	9,707,203	10,692,090	9,691,998